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                                                                    Exhibit 23.3

                               CONSENT OF COUNSEL

We hereby consent to the incorporation by reference in the Registration Statements of Cabot Oil & Gas Corporation on Form S-3 (File Nos. 333-68350 and 333-83819) and Form S-8 (File Nos. 333-37632, 33-53723, 33-35476, 33-71134 and
33-53723) of the references to the opinion of our firm that appear in this Annual Report on Form 10-K.


/s/ Brown, Drew & Massey, LLP
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Brown, Drew & Massey, LLP
Casper, Wyoming
February 20, 2003